SECRETARY'S CERTIFICATE

I, Meredyth A. Whitford-Schultz, Esq., Secretary of the Touchstone ETF Trust, Touchstone Funds Group Trust, Touchstone Strategic Trust and Touchstone Variable Series Trust (each a "Trust" and together the "Trusts"), hereby certify that the following resolutions were adopted by the Board of Trustees of the Trusts, by unanimous written consent dated March 20, 2023:

RESOLVED, that the amount, type, form, and coverage of the joint fidelity bond (the "Fidelity Bond") issued by ICI Mutual Insurance Company, as described at this Meeting, with respect to each of ETFT, TFGT, TST and TVST (each, a Trust, and collectively, the "Trusts") is reasonable in form and amount and that the Fidelity Bond be, and hereby, is approved for the Trusts; and it is

FURTHER RESOLVED, that the portion of the premium for the Fidelity Bond to be paid by each series of each Trust be, and hereby is, approved by the Trusts as described in the meeting materials, taking into consideration, among other things, the number of other parties named as insureds, the nature of the business activities of such other parties, the amount of the Fidelity Bond, the amount of the premium for the Fidelity Bond, the ratable allocation of the premium among all parties named as insureds, including the Trust, and the extent to which the share of the premium allocated to each series is less than the premium the series would have paid if the series had provided and maintained a single insured bond; and it is

FURTHER RESOLVED, that the Secretary of the Trusts be, and hereby is, designated as the person who shall make the filings and give the notices required by paragraph (g) of Rule 17g-1 under the Investment Company Act of 1940, as amended; and

FURTHER RESOLVED, that the officers of the Trusts are authorized to take any and all other actions required to effectuate the foregoing.

IN WITNESS WHEREOF, the undersigned has hereunto set her hand this 12th day of May, 2023.

/s/ Meredyth A. Whitford-Schultz

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Meredyth A. Whitford-Schultz, Esq.

Secretary of the Trusts